UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 10, 2008 (June 4, 2008)

(Date of Earliest Event Reported)

CREDENCE SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22366	94-2878499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1421 California Circle Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

408-635-4300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Effective June 4, 2008, Credence Systems Corporation (the “Company”) granted Lavi Lev, its Chief Executive Officer, an equity award, consisting of restricted stock units (“RSU”) and options to purchase shares of Company common stock (“Stock Options,” and with RSUs, the “Equity Awards”). The RSU award consisted of 350,000 RSUs that cliff vest upon a time-based schedule with performance accelerators and 350,000 RSUs that cliff vest solely on a time-based vesting schedule. The Stock Option award includes 500,000 Stock Options that cliff vest on a time-based vesting schedule with performance accelerators.

The terms of the Equity Awards provide for, with certain exceptions, 100% acceleration of vesting if Mr. Lev’s Continuous Service with the Company is terminated without Cause or voluntarily by Mr. Lev for Good Reason, in each case within one year of a Change in Control.

All capitalized terms used but not otherwise defined in this Item 5.02 are as defined in the Credence Systems Corporation 2005 Stock Incentive Plan Notice of Restricted Stock Unit Award previously filed by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDENCE SYSTEMS CORPORATION

By:	/s/ Kevin C. Eichler
Kevin C. Eichler
Chief Financial Officer

Date: June 10, 2008